                                                                      EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY

                                                                 JURISDICTION OF
                              SUBSIDIARY                          INCORPORATION
                              ----------                         ---------------
      Holly Sugar Corporation................................... New York
      Spreckels Sugar Company, Inc.............................. Delaware